UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2008

NEUTRAL TANDEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33778	31-1786871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Wacker Drive

Suite 200

Chicago, Illinois 60606

(Address of principal executive offices, including Zip Code)

(312) 384-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 21, 2008, Neutral Tandem, Inc. (the “Company”) entered into the following amendments to the employment agreements with four of its executive officers.

The Company’s Employment Agreement dated February 6, 2006 with Rian J. Wren, the Company’s Chief Executive Officer, was amended to increase Mr. Wren’s salary to $350,000 per year, effective January 1, 2008.

The Company’s Employment Agreement dated May 9, 2006 with Surendra Saboo, the Company’s Chief Operating Officer, was amended to increase Mr. Saboo’s salary to $260,000 per year, effective January 1, 2008.

The Company’s Employment Agreement dated May 9, 2006 with Robert M. Junkroski, the Company’s Chief Financial Officer, was amended to increase Mr. Junkroski’s salary to $252,000 per year, effective January 1, 2008.

The Company’s Employment Agreement dated May 9, 2006 with Ronald W. Gavillet, the Company’s Executive Vice President of External Affairs and General Counsel, was amended to increase Mr. Gavillet’s salary to $252,000 per year, effective January 1, 2008.

The foregoing descriptions are qualified by reference to each respective amendment, copies of which are attached hereto as Exhibit 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment to the Employment Agreement dated January 21, 2008 between the Company and Mr. Wren

10.2	Amendment to the Employment Agreement dated January 21, 2008 between the Company and Mr. Saboo

10.3	Amendment to the Employment Agreement dated January 21, 2008 between the Company and Mr. Junkroski

10.4	Amendment to the Employment Agreement dated January 21, 2008 between the Company and Mr. Gavillet

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUTRAL TANDEM, INC.

Date: January 22, 2008		/s/ Robert M. Junkroski
	Name:	Robert M. Junkroski
	Title:	Chief Financial Officer

3

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to the Employment Agreement dated January 21, 2008 between the Company and Mr. Wren

10.2	Amendment to the Employment Agreement dated January 21, 2008 between the Company and Mr. Saboo

10.3	Amendment to the Employment Agreement dated January 21, 2008 between the Company and Mr. Junkroski

10.4	Amendment to the Employment Agreement dated January 21, 2008 between the Company and Mr. Gavillet

4